UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, GrafTech International Ltd. (the “Company”) held its annual meeting of stockholders at the Company headquarters, located at 12900 Snow Road, Parma, Ohio, 44130 (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1. The election of seven members to the board of directors, each to serve until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified or until their earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non-votes
Randy W. Carson	104,688,135	910,243	5,880,174
Mary B. Cranston	102,946,245	2,652,133	5,880,174
Harold E. Layman	104,219,647	1,378,731	5,880,174
Ferrell P. McClean	104,589,616	1,008,762	5,880,174
Michael C. Nahl	105,250,486	1,347,892	5,880,174
Steven R. Shawley	104,990,532	607,846	5,880,174
Craig S. Shular	104,144,914	1,453,464	5,880,174

Proposal 2. The ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-votes
111,325,941	141,429	11,182	—

Proposal 3. Re-approval of the performance measures under the Graftech International 2005 equity incentive plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
107,600,592	3,771,787	106,173	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: May 26, 2010	By:	/s/ Mark R. Widmar
Mark R. Widmar Chief Financial Officer and Vice President